Exhibit 99.1

Certification of Chief Executive Officer of Astec Industries, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

STATEMENT OF CHIEF EXECUTIVE OFFICER OF ASTEC INDUSTRIES, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

Section 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Astec Industries, Inc. 401(k) Retirement Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. Don Brock, Chairman and President (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan and the changes in its net assets available for benefits for the period indicated.

/s/ J. Don Brock

J. Don Brock
Chairman of the Board and
President (Principal Executive Officer)
Date: June 30, 2003